PRICING SUPPLEMENT NO. 86                                        Rule 424(b)(3)
DATED: May 7, 1998                                           File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes   Book Entry Notes
$50,000,000                     [x]                   [x]

Original Issue Date:            Fixed Rate Notes      Certificated Notes
May 11, 1998                    []                    [_]


Maturity Date:                  CUSIP#: 073928 BW 2
May 11, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                             Optional             Optional
                        Redemption           Repayment            Repayment
Redeemable On           Price(s)             Date(s)              Price(s)
-------------           ----------           ---------            ---------

N/A                     N/A                  N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]         Commercial Paper Rate        Minimum Interest Rate: N/A

[x]         Federal Funds Rate           Interest Reset Date(s): Daily

[_]         Treasury Rate                Interest Reset Period: Daily

[_]         LIBOR Reuters                Interest Payment Date(s): *

[_]         LIBOR Telerate

[_]         Prime Rate                   Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: **

Index Maturity:  N/A

Spread (plus or minus): +0.12%

-----------

* On the 11th of each August, November, February and at maturity.

**       The Federal Funds rate on May 8, 1998 plus 12 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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